                                   RESTATED

                          ARTICLES OF INCORPORATION

                                      OF

                          NEW AMERICA NETWORK, INC.

KNOW ALL MEN BY THESE PRESENTS:

         THAT, these Restated Articles of Incorporation of New America Network, Inc., formerly New America Development Corporation (the "Corporation"), have been executed on behalf of the Corporation by its President and Secretary pursuant to Section 245 of the Delaware General Corporation Law and pursuant to resolutions of the board of directors of the Corporation dated July 11, 1983. In accordance with the provisions of Sections 245 and 242 of the Delaware General Corporation Law, these Restated Articles of Incorporation were presented to the shareholders of the Corporation at a special combined meeting of the board of directors and of the shareholders, held July 11, 1983, and were unanimously approved and adopted thereby. This Corporation was originally incorporated on February 5, 1974 under the name of New America Development Corporation and the name of the Corporation was charged to New America Network, Inc. pursuant to an amendment to the Articles of Incorporation filed May 27, 1983. These Articles restate, integrate and further amend the provisions of the original Articles of Incorporation as heretofore amended, and these Amend and Restated Articles supersede the original Articles of Incorporation and all amendments and supplements thereto.

                                 ARTICLE ONE

Name:    The corporate name of the corporation shall be NEW AMERICA
NETWORK, INC.

                                 ARTICLE TWO

         Address: The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                ARTICLE THREE

         Purpose: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                 ARTICLE FOUR

         Capital Stock: The total number of shares of stock which the corporation shall have authority to issue is Six Million (6,000,000), of which stock Five Million (5,000,000) shares of the par value of One Cent ($.01) each, amounting in the aggregate to Fifty Thousand Dollars ($50,000.00), shall be Common Stock and of which One Million (1,000,000) shares of the par value of One Cent ($.01) each, amounting in the aggregate to Ten Thousand Dollars ($10,000.00) shall be Preferred Stock.

         The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof are as follows:

         A. VOTING RIGHTS. Each issued and outstanding share of Common Stock shall entitle the holder thereof to full voting power. Except as any provision of law may otherwise require, no share of Preferred Stock shall entitle the holder thereof to any voting power, to participate in any meeting of shareholders, or to have notice of any meeting of shareholders.

         B. LIQUIDATION RIGHTS. Each issued and outstanding share of Preferred Stock shall entitle the holder thereof to preference on the declaration and payment of dividends, and to preference in the distribution of the net assets of the corporation in the event of any liquidation, dissolution or winding up of the affairs of the corporation. Authority is hereby granted to the board of directors of the corporation to divide the shares of Preferred Stock into series and to fix, by resolution or resolutions, the designations and relative powers, preferences, rights, qualifications, limitations and restrictions of the authorized shares of stock and series thereof of the corporation, which are not fixed by this certificate of incorporation of the corporation.

         C. RESTRICTIONS. The board of directors may cause any stock issued by the corporation to be issued subject to such lawful restrictions, qualifications, limitations or special rights may be created by provisions in the bylaws of the corporation or in the minutes of any properly convened meeting of the board of directors; provided, however, that notice of such special restrictions, qualifications, limitations or special rights must appear on the certificate evidencing ownership of such stock.

                                 ARTICLE FIVE

         Existence:  The corporation is to have perpetual existence.

                                 ARTICLE SIX

         Bylaws: In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the bylaws of the corporation.

                                ARTICLE SEVEN

         Meetings: Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the corporation. Elections of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

                                ARTICLE EIGHT

         Amendments: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                 ARTICLE NINE

         Sale of Assets: Whenever the board of directors at any meeting thereof, by a majority vote of the whole board, determines that it is in the best interests of the corporation, and in the usual and regular course of its business, the corporation may sell, lease, exchange, or otherwise dispose of all, or substantially all, of its property and assets, including its good will and its corporate franchises, upon such terms and conditions and for such consideration as the board of directors shall deem expedient; provided, however, that the sale, lease, exchange or disposal of all or substantially all of the property and assets of the corporation, with or without its goodwill, if not in the usual and regular course of its business shall be authorized or ratified by the affirmative vote of the holders of at least a majority of the capital stock then issued and outstanding, such vote to be taken at a meeting of shareholders duly called for that purpose as provided by the statutes of the State of Delaware.

                                 ARTICLE TEN

         Records: The bylaws shall determine whether and to what extent the accounts and books of the corporation, or any of them, shall be open to the inspection of the stockholders; no stockholder shall have any right of inspecting any account, or book, or document of this corporation, except as conferred by the law or the bylaws, or by resolution of the stockholders.

         IN WITNESS WHEREOF, we have hereunto set our hands and seals this 25 day of July, 1983.

ATTEST

                                               /s/ Gerald C. Finn
                                               -------------------------
                                               Gerald C. Finn, President

/s/ Ronald Boyce
-------------------------
Ronald Boyce, Secretary

STATE OF NEW JERSEY )
                    )
COUNTY OF MERCER    )

         I, Margaret A. Romanow, a notary public, hereby certify that on the 25th day of July, 1983, personally appeared before me Gerald C. Finn, who, being by me first duly sworn, declared that he is the President of New America Network, Inc. and that he executed the foregoing Restated Articles of Incorporation on behalf of such Corporation and that the statements contained therein are true.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal this 25th day of 1983.

                                           My commission expires:

                                           /s/ Margaret A. Romanow
                                           ------------------------------
                                                   Notary Public

STATE OF NEW JERSEY   )
                      )
COUNTY OF MERCER      )

         I, Margaret A. Romanow, a notary public, hereby certify that on the 25th day of July, 1983, personally appeared before me Ronald Boyce, who, being by me first duly sworn declared that he is the Secretary of New America Network, Inc. and that he executed the foregoing Restated Articles of Incorporation on behalf of such Corporation and that the statements contained therein are true.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal this 25th day of 1983.

                                           My commission expires:

                                           /s/ Margaret A. Romanow
                                           ------------------------------
                                                   Notary Public

                           CERTIFICATE OF AMENDMENT

                                      OF

                    RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                          NEW AMERICA NETWORK, INC.

                  We, the undersigned Senior Vice-President and Secretary, respectively, of New America Network, Inc., a Delaware corporation, hereby certify as follows:

                  1. Article "Four" of the Restated Certificate of Incorporation filed with the office of the Secretary of State of Delaware on August 2, 1983 is amended by amending the first sentence thereof to read in its entirety as set forth in Exhibit A hereto.

                  2. The amendment to the Restated Certificate of Incorporation effected by this Certificate has been duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

                  3. The capital of the Corporation will not be reduced under or by reason of this Certificate of Amendment.

July 19, 1985

                                            /s/ Matthew C. Arnold
                                            -----------------------------------
                                            Matthew C. Arnold
                                            Senior Vice-President

                                            /s/ Ron Boyce
                                            -----------------------------------
                                            Ron Boyce
                                            Secretary

                                  EXHIBIT A

                                "ARTICLE FOUR"

         Capital Stock: The total number of shares of stock which the corporation shall have authority to issue is 21 Million (21,000,000), of which stock 20 Million (20,000,000) shares of the par value of One Cent ($.01) each, amounting in the aggregate to Two Hundred Thousand Dollars ($200,000.00), shall be Common Stock and of which One Million (1,000,000) shares of the par value of One Cent ($.01) each, amounting in the aggregate to Ten Thousand Dollars ($10,000.00) shall be Preferred Stock.

STATE OF NEW JERSEY  )
                     )  ss.:
COUNTY OF MERCER     )

                  BE IT REMEMBERED that on this day of July 19, 1985, personally came before me, Margaret A. Romanow, a Notary Public in and for the county and state aforesaid, Matthew C. Arnold, Senior Vice-President of the Company described in the foregoing Certificate, known to me personally to be such, and acknowledged the said Certificate to be his act and deed and that the facts therein stated are true.

                  IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

                                            /s/ Margaret A. Romanow
                                            -----------------------------------

                                 CERTIFICATE

           FOR RENEWAL AND REVIVAL OF CERTIFICATE OF INCORPORATION

          NEW AMERICA NETWORK INC. a corporation organized under the laws of Delaware, the Certificate of Incorporation of which was filed in the office of the Secretary of State on the 2nd day of February, 1974 and thereafter forfeited pursuant to section 136(c) of the General Corporation Law of Delaware, now desiring to procure revival of its Certificate of Incorporation, hereby certifies as follows:

         1. The name of the corporation is NEW AMERICA NETWORK INC.

         2. Its registered office in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle and the name of its registered agent at such address is THE CORPORATION TRUST COMPANY.

         3. The date when revival of the Certificate of Incorporation of this corporation is to commence is the 1st day of March, 1991, the same being prior to the date of the forfeiture of the Certificate of Incorporation. Revival of the Certificate of Incorporation is to be perpetual.

         4. This corporation was duly organized under the laws of Delaware and carried on the business authorized by its Certificate of Incorporation until the 1st day of March, 1991, at which time its Certificate of Incorporation became forfeited pursuant to section 136(c) of the General Corporation Law of Delaware and this Certificate for Renewal and Revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of Delaware.

         IN WITNESS WHEREOF, said NEW AMERICA NETWORK INC. in compliance with
Section 312 of the General Corporation Law of Delaware has caused this Certificate to be signed by MATTHEW C. ARNOLD, its last and acting Vice President, and attested by Margaret B. Smith, its last and acting Ass't. Secretary this 6th day of August, 1991.

                                            -----------------------------------

                                            By /s/ Matthew C. Arnold
                                              ---------------------------------
                                              Last and Acting Vice President

ATTEST:

By /s/ Margaret B. Smith
   ---------------------------------
   Last and Acting Ass't. Secretary

                                                                    Exhibit 3.1

                           NEW AMERICA NETWORK INC.

                         CERTIFICATE OF DESIGNATIONS

               SERIES A REDEEMABLE CONVERTIBLE PREFERRED STOCK

                    PURSUANT TO SECTION 151 OF THE GENERAL

                   CORPORATION LAW OF THE STATE OF DELAWARE

                  We, Gerald C. Finn and Matthew C. Arnold, the President and Secretary, respectively, of New America Network Inc. a corporation organized and existing under the General Corporation
Law of the State of Delaware (the "Corporation"), DO HEREBY
CERTIFY:

                  That at a meeting of the Board of Directors of the Corporation, duly called and held, the following resolution was adopted, creating a series of 201,000 shares of preferred stock designated as Series A Redeemable Convertible Preferred Stock:

                  RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation by Article Fourth of the Corporation's Restated Certificate of Incorporation, as amended, and pursuant to the provisions of Section 151 of the Delaware Corporation Law, a Series of preferred stock of the Corporation be, and it hereby is, created out of the authorized but unissued shares of the capital stock of the Corporation, such Series to be designated Series A Redeemable Convertible Preferred Stock (the "Series A Preferred Stock"), to consist of 201,000 shares, of which the preferences and other rights, and the qualifications, limitations or restrictions thereof, shall be (in addition to those set forth in the Corporation's Certificate of Incorporation, as amended) as follows:

                  1. Certain Definitions. Unless the context otherwise requires, the terms defined in this paragraph 1 shall have, for all purposes of this resolution, the meanings herein specified.

                  Common Stock. The term "Common Stock" shall mean all shares now or hereafter authorized of the Corporation's presently authorized class of Common Stock, par value of $.01 per share, which has the right (subject always to prior rights of any class of series of Preferred Stock) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount.

                  Issue Date. The term "Issue Date" shall mean, as to any share of Series A Preferred Stock, the date such share is issued by the Corporation to any holder thereof.

                  Junior Stock. The term "Junior Stock" shall mean any class or series of stock, including any Common Stock, of the Corporation not entitled to receive any dividends in any dividend period unless all dividends required to have been paid or declared and set apart for payment on the Series A Preferred Stock shall have been so paid or declared and set apart for payment, and not entitled to receive any assets upon liquidation, dissolution or winding up of the affairs of the Corporation until the Series A Preferred Stock shall have received the entire amount to which such stock is entitled upon such liquidation, dissolution or winding up.

                  Exchange Price. The term "Exchange Price" shall mean $2.00 per share.

                  2. Dividends. The Series A Preferred Stock shall entitle the holder of record thereof as of any record date therefor to receive, when and as declared by the Board of Directors, out of any funds legally available therefor, cash dividends on an annual compounded basis equal to 4% of the Exchange Price per annum, such dividends to be payable quarterly in arrears on each July 1, October 1, January 1, and April 1, commencing on July 1, 1994.

                  If the dividends on the Series A Preferred Stock for any dividend period shall not have been declared upon or paid or set apart in full for the Series A Preferred Stock for any quarterly period, the aggregate deficiency shall be cumulative, and shall be fully paid or set apart for payment before any dividends shall be paid upon or set apart for payment for any class of Junior Stock of the Corporation. No dividends shall be paid upon, or declared and set apart for, any shares of Series A Preferred Stock or any shares of any other class or series of stock of the Corporation if the Board of Directors of the Corporation shall have failed to declare and pay in full all accumulative dividends required to be paid to the holders of all outstanding shares of the Series A Preferred Stock for all past quarterly periods.

                  For each quarterly period, the Board of Directors shall declare, to the extent legally permissible, the dividend to which holders of shares of Series A Preferred Stock are entitled, including all accumulated dividends. In the event that full dividends are not paid or made available to the holders of all outstanding shares of Series A Preferred Stock, and funds available shall be insufficient to permit payment in full to all such holders of the preferential amounts to which they are then entitled, the entire amount available for payment of dividends shall be distributed among the holders of the Series A Preferred Stock ratably in proportion of the full amount to which they would otherwise be respectively entitled.

                  3. Distributions Upon Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or other winding up of the affairs of the Corporation, before any distribution or payment shall be made to the holders of Junior Stock, the holders of the Series A Preferred Stock shall be entitled to be paid the Exchange Price per share with respect to all outstanding Series A Preferred Stock owned by them, plus any declared and unpaid dividends thereon. Such amount shall be paid in cash or in property taken at its fair value, or both, at the election of the Board of Directors. If such payment shall have been made in full to the holders of the Series A Preferred Stock, the remaining assets and funds of the Corporation shall be distributed among the holders of Junior Stock, according to their respective shares. If, upon any such liquidation, dissolution or other winding up of the affairs of he Corporation, the net assets of the Corporation distributable among the holders of all outstanding shares of the Series A Preferred Stock shall be insufficient to permit the payment in full of such holder of the preferential amounts to which they are entitled, then the entire net assets of the Corporation shall be distributed among the holders of the Series A Preferred Stock ratably in proportion to the full amounts to which they would otherwise be respectively entitled. Neither the consolidation or merger of the Corporation into or with another corporation or corporations, nor the sale, lease or transfer of all or substantially all of the assets of the Corporation to another corporation or corporations shall be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this paragraph 3.

                  4. Conversion Rights.

                           (a)      Optional Conversion.  A holder of shares of
Series A Preferred Stock may convert on or after July 1, 1994 all or part of such shares into shares of the Common Stock of the Corporation equal to the Exchange Price per share multiplied by the total number of Series A Preferred Stock so converted divided by the lessor of $2.00 or the average NASDAQ bid price for the thirty day period previous to the date of conversion election. Upon such conversion, the holder of shares of Series A Preferred Stock shall also receive a warrant to purchase, for a period of one (1) year after the Conversion Date, as hereinafter defined, the number of shares of Common Stock equal to one (1) share of Common Stock for every ten (10) shares of Series A Preferred Stock so converted (the "Warrant") at the purchase price in lawful money of the United States of America to the order of the Corporation of $1.00 per whole share of Common Stock, subject to adjustment (the "Warrant Price").

                  The Corporation shall not be obligated to issue to any such holder certificates evidencing the shares of Common Stock and Warrants issuable upon such conversion unless certificates evidencing the shares of Series A Preferred Stock are delivered to the Corporation or its transfer agent, or unless such holder provides to the Corporation or its transfer agent reasonable assurances as to the loss, theft or destruction of such certificates and agrees with respect thereto to indemnify the Corporation and its transfer agent, and if requested, provides such bond as may be reasonably requested by the Company and its transfer agent. The holder of any shares of Series A Preferred Stock may exercise the conversion right specified in this subparagraph (a) by (i) delivering to the Corporation a conversion notice in writing setting forth the number of shares of Series A Preferred Stock to be converted, (ii) surrendering to the Corporation or any conversion agent of the Corporation the certificate or certificates for the shares of Series A Preferred Stock to be converted, (iii) furnishing appropriate endorsements and transfer documents if required by the Corporation or by the registration or conversion agent and (iv) paying any transfer or similar tax if required. Such date is referred to herein as the "Conversion Date." The person in whose name the certificate or certificates for Common Stock and Warrants are to be issued shall be deemed to have become a holder of record of such Common Stock and Warrants on the applicable Conversion Date. Upon a surrender of shares of Series A Preferred Stock that are converted in part, the Corporation or its transfer agent shall issue to the holder a new certificate representing the unconverted portion of the shares of Series A Preferred Stock surrendered.

                           (b)      Fractional Interests.  The Corporation shall
not issue fractional shares of Common Stock or Warrants upon conversion of shares of Series A Preferred Stock. Instead the Corporation shall pay a cash adjustment in respect to such fractional interest equal to that fractional interest of the Current Market Price. The "Current Market Price" at any date shall mean the price per share of Common Stock on such date determined by the Board of Directors as provided below. The Current Market Price per share shall be deemed to be the higher of (i) book value per share, or (ii) fair value per share as determined by an investment banking firm of nationally recognized standing selected by the Board of Directors, irrespective of any accounting treatment; provided, however, that if the Common Stock of the Corporation shall be traded on a national securities exchange or on the National
Association of Securities Dealers Automated Quotation System ("NASDAQ"), then the Current Market Price shall be the average of the daily closing prices per share of Common Stock for 30 consecutive business days ending no more than 15 business days before the day in question (as adjusted for any stock dividend, split, combination or reclassification that took during such 30 business day period). The closing price for each day shall be the last reported sales price or, in case no such reported sales take place on such day, the average of the last reported bid and asked prices, in either case on the principal national securities exchange on which the Common Stock is listed, or if not listed on any national securities exchange, in the National Market System, or if not so quoted, the average of the highest bid and the lowest asked prices quoted on NASDAQ.

                           (c)      Treasury Stock.  For the purposes of
paragraph 4, the sale or other disposition of any Common Stock of the Corporation theretofore held in its treasury shall be deemed to be an issuance thereof.

                           (d)      Taxes.  The Corporation shall pay all
documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock and Warrants upon conversion of any Series A Preferred Stock; provided that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such Series A Preferred Stock in a name other than that of the holder of the Series A Preferred Stock in respect of which such shares are being issued.

                           (e)      Reserve Shares.  The Corporation shall
reserve at all times so long as any Series A Preferred Stock remains outstanding, free from preemptive rights, out of either or both of its treasury stock or its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Series A Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding Series A Preferred Stock and exercise of the Warrants.

                           (f)      Governmental Approvals.  If any shares of
Common Stock to be reserved for the purpose of conversion of Series A Preferred Stock and exercise of the Warrants require registration with or approval of any governmental authority under any Federal or state law before such shares may be validly issued or delivered upon conversion or exercise, then the Corporation will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be. If, and so long as, any Common Stock into which the Series A Preferred Stock is then convertible is listed on any national securities exchange, the Corporation will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of such Common Stock issuable upon conversion or exercise.

                           (g)      Valid Issue.  All shares of Common Stock
which may be issued upon conversion of the Series A Preferred Stock and exercise of the Warrants will upon issuance by the Corporation, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof and the Corporation shall take no action which will cause a contrary result.

                           (h)      Certain Distributions.  In the event the
Corporation shall declare a cash dividend or other distribution upon its Common Stock payable otherwise than out of retained earnings or net profits or shall distribute to holders of its Common Stock shares of its capital stock (other than Common Stock), or other securities of others, evidences of indebtedness issued by the Corporation or others, other assets (other than cash) or any options, warrants or other rights to purchase any of the foregoing, then each share of Series A Preferred Stock then outstanding shall, unless it shall receive such distribution pursuant to paragraph 2, upon conversion after the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such dividend or distribution (or if none if fixed, after the date such dividend or distribution is made), receive (in addition to the shares of Common Stock deliverable upon such conversion), the dividend or distribution (or, at the option of the Corporation at the time of such dividend or distribution as determined by the Board of Directors) which would have been paid, or distributed with respect to such shares had it been converted immediately prior to such record date (or if none, the date of such dividend or distribution).

                  5. Redemption Rights.

                           (a)      Mandatory Redemption.

                                (i)  The outstanding shares of Series A
Preferred Stock are subject to the mandatory redemption by the Corporation at the Exchange Price per share, plus the amount of all unpaid cumulative compounded dividends on such Series A Preferred Stock, from funds legally available for such purposes under the Delaware Corporation Law, in five consecutive annual amounts of at least 25,000 shares on the 1st of October in 1994, through 1998, with all remaining shares being redeemed on or before September 30, 1999.

                               (ii)  The consolidation or merger of the
Corporation into or with another corporation or corporations, or the sale, lease or transfer of all or a substantial part of the assets of the Corporation to another corporation or corporations ("Sale of Business") shall be deemed events which trigger a mandatory redemption by the Corporation of all outstanding shares of Series A Preferred Stock. If a Sale of Business occurs, the Series A Preferred Stock, shall be redeemed in the amounts and with the preferences and priorities as if a liquidation occurred in accordance with the provisions of Section 3.

                              (iii)  The Corporation shall deposit with a
bank or trust company, having capital in surplus of at least Five

Million Dollars ($5,000,000.00) in trust to be applied to the redemption in any redemption year, or as of the effective date of a Sale of Business, amounts sufficient to redeem the Series A Preferred Stock. After the date of such deposit all rights of holders of such shares as stockholders of the Corporation shall cease and terminate, except the right to receive from such bank or trust company monies so deposited in trust but without interest. Any monies unclaimed at the end of the six (6) years from the date of such deposit shall be repaid to the Corporation; after such repayment the holders of such shares shall look only to the Corporation for payment of the redemption price, without interest.

                           (b)      Optional Redemption by Company.  The
Corporation shall have the right to optionally redeem the Series A Preferred Stock prior to a mandatory redemption date at an amount equal to the Exchange Price. Any optional redemptions by the Corporation for an amount less than the Exchange Price shall be pro-rata among the holders of the Series A Preferred Stock.

                           (c)      Redemption Procedures.  All mandatory
redemptions of the Series A Preferred Stock shall be pro-rata among the holders of such shares. Thirty (30) days prior to the date fixed for redemption of the Series A Preferred Stock, or any part thereof, a notice specifying the time and place thereof shall be given by mail to the holders of record of the shares of Series A Preferred Stock selected for redemption at their respective addresses as the same shall appear on the stock books of the Corporation, but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for redemption. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the notice. Upon such redemption date, or upon such earlier date as the Board of Directors shall designate for payment of the redemption price (unless the Corporation shall default in the payment of the redemption price as set forth in such notice), the holders of shares of Series A Preferred Stock, selected for redemption and to whom notice has been duly given shall cease to be stockholders with respect to such shares and shall have no interest in or claim against the Corporation by virtue thereof except the right to receive the monies payable upon such redemption from the Corporation or otherwise, without interest thereon, upon surrender (and endorsement, if required by the Corporation) of the certificates, and the shares represented thereby shall no longer be deemed to be outstanding. Upon redemption of shares of Series A Preferred Stock in the manner set out herein, or upon the purchase of the Series A Preferred Stock by the Corporation, the Series A Preferred Stock so acquired by the Corporation shall be cancelled and shall not be reissued.

                  6. Voting Rights -- Non Voting Stock. Except as otherwise provided by the Delaware Corporation Law, the Series A Preferred Stock shall have no right or power to vote on any question or in any proceeding or to be represented at or to receive notice of any meeting of the stockholders.

                  7. Two-Thirds Vote to Change Rights, Preferences, and Powers. So long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote at a meeting (the notice of which shall state the general character of the matters to be submitted thereat), or the written consent with or without a meeting of the holders of at least two-thirds (66 2/3) of the then outstanding shares of the Series A Preferred Stock:

                                (i) increase the authorized amount of
                  Series A Preferred Stock; or authorize or create, or increase the authorized amount of, any additional class of stock ranking prior to or on a parity with the Series A Preferred Stock as to dividends or assets; or authorized or create, or increase the authorized amount of, any class or stock or obligations convertible into or evidencing the right to purchase any class of stock ranking prior to or on a parity with the Series A Preferred Stock as to dividends or assets; or

                               (ii) authorized or create, or increase the
                  authorized amount of, any stock of the Corporation, other than Common Stock, which has the right to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount; or

                              (iii) amend, alter or repeal any of the
                  provisions of the Certificate of Incorporation or any of the rights, preferences or powers of the outstanding Series A Preferred Stock fixed herein or determined by the Board of Directors for any shares of Series A Preferred Stock as herein authorized; so as adversely to affect the rights, preferences or powers of the Series A Preferred Stock or its holders; or

                               (iv) sell, lease or convey all, or
                  substantially all, of the property or business of the Corporation; or

                                (v) merge or consolidate with or into any
                  other corporation or corporations, unless the corporation surviving or resulting from such merger or consolidation will have after such merger or consolidation no class of stock either authorized or outstanding ranking prior to or on a parity with the

                  Series A Preferred Stock as to dividends or assets with the same rights, preferences and powers as the Series A Preferred Stock, and unless each holder of Series A Preferred Stock at the time of such merger or consolidation and in connection therewith shall continue to hold (in the case of a merger in which the Corporation is the surviving corporation) his shares of Series A Preferred Stock, or (in the case of a consolidation or a merger of the Corporation into some other corporation) shall receive the same number of shares of Series A Preferred Stock, with the same rights, preferences and powers, os such resulting Corporation; or

                               (vi) amend or repeal any of the provisions of
                  this paragraph 7.

                  8. Other Rights. Except as provided in the Exchange Agreement to be entered into by and between the Corporation and the holders of the Series A Preferred Stock to be effective as of April 1, 1994, and except as may otherwise be required by law, the shares of Series A Preferred Stock shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth in this resolution (as such resolution may be amended from time to time), the Exchange Agreement and in the Certificate of Incorporation of the Corporation, as amended, and the shares of Series A Preferred Stock shall have no preemptive or subscription rights other than as set forth in the Exchange Agreement.

                  9. Headings of Subdivisions. The headings of the various subdivisions hereof are for conveniences of reference only and shall not affect the interpretation of any of the provisions hereto.

                  10. Severability of Provisions. If any right, preference or limitation of the Series A Preferred Stock set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable to being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

                  11. Remedies. The holders of the Series A Preferred Stock shall be granted the rights of specific performance, injunctive relief and any other remedies that may be otherwise available at law or in equity to enforce the provisions of this

Certificate of Designation. The provisions of this Certificate of Designation are to be literally construed in interpreting the preferences granted to the Series A Preferred Stock hereunder.

                  12. Stated Value. The stated value of the Series A Preferred Stock shall be $2.00 per share for legal purposes.

                  IN WITNESS WHEREOF, we have executed this Certificate of Designations and do affirm the foregoing as true under the penalties of perjury this 5th day of April, 1994.

                                               NEW AMERICAN NETWORK INC.

                                               /s/ Gerald C. Finn
                                               -----------------------------
                                               Gerald C. Finn - President

                                               By:/s/ Matthew G. Arnold
                                               -----------------------------
                                               Matthew G. Arnold - Secretary

                                               Attest:/s/
                                                         -------------------